AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

         WHEREAS, AETNA GENERATIONS PORTFOLIOS, INC., a Maryland corporation, on behalf of each of its portfolios, Aetna Ascent VP, Aetna Crossroads VP and Aetna Legacy VP (each a "Portfolio"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Administrator"), effective January 1, 1999;

         NOW THEREFORE, it is agreed as follows:

         The fee waiver provision in Section VII of the Agreement is amended as follows:

       Notwithstanding the above, the Administrator may waive a portion or all of the fees it is entitled to receive. Through December 31, 2000, the Administrator has agreed to waive fees so that the total annual operating expenses (excluding distribution fees) do not exceed the percentage of the average daily net assets outlined below for each Portfolio:

                                        Aetna Ascent VP                 0.75%
                                        Aetna Crossroads VP             0.70%
                                        Aetna Legacy VP                 0.65%

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 30th day of December, 1999.

                                                       AELTUS INVESTMENT
                                                       MANAGEMENT, INC.
Attest:   /s/ Daniel E. Burton                         By:       /s/ Amy R. Doberman
          -----------------------------------                    -------------------------------------------
Name:     Daniel E. Burton                             Name:     Amy R. Doberman
          -----------------------------------                    -------------------------------------------
Title:    Assistant Secretary                          Title:    Vice President
          -----------------------------------                    -------------------------------------------

                                                       AETNA GENERATIONS PORTFOLIOS, INC.
                                                       on behalf of its Portfolios,
                                                            Aetna Ascent VP
                                                            Aetna Crossroads VP
                                                            Aetna Legacy VP
Attest:   /s/ Michael Gioffre                          By:      /s/ J. Scott Fox
          --------------------------------------                -------------------------------------------
Name:     Michael Gioffre                              Name:    J. Scott Fox
          --------------------------------------                --------------------------------------------
Title:    Assistant Secretary                          Title:   President
          --------------------------------------                --------------------------------------------